UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Georgia	20-2118147
(State of incorporation or organization)	(I.R.S. employer
identification no.)

4077 Forsyth Road
Macon, Georgia 31210
Phone: (478) 757-8181	31210
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-131155

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $5.00 par value	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant’s Securities to be Registered

Atlantic Southern Financial Group, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $5.00 per share, to be registered hereunder appearing under the caption, “Description of Capital Stock,” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1, filed pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended (the “Act”), on May 8, 2006.

Item 2.  Exhibits

The following exhibits are filed as part of this Registration Statement.

3.1           Articles of Incorporation.(1)

3.2           Bylaws.(1)

4.1           Form of Common Stock Certificate (to be provided by amendment)(1)

(1)       Incorporated herein by reference to the exhibit of the same number in the Registrant’s Registration Statement on Form S-1 dated January 19, 2006, File No. 333-131155.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

Dated: April 4, 2007	By:	/s/ Mark A. Stevens
Mark A. Stevens
President and Chief Executive Officer